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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

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/x/	Definitive Proxy Statement
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/ /	Soliciting Material Pursuant to §240.14a-11(c) or §240.14a-12
LABOR READY, INC.
(Name of Registrant as Specified In Its Charter)
LABOR READY, INC.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Tacoma, Washington
April 27, 2001

Dear Shareholders:

    It is a pleasure to invite you to your Company's 2001 Annual Meeting of Shareholders, to be held at the La Quinta Inn, 1425 East 27th Street, Tacoma, Washington, on Wednesday, June 20, 2001, at 10:00 a.m. (Pacific Daylight Time).

    The matters to be acted upon are described in the accompanying Notice of Annual Meeting and Proxy Statement.

    I look forward to seeing our shareholders at the meeting. We will report on Labor Ready's operations and respond to questions you may have.

    YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend, it is important that your shares be represented. Please sign, date and mail the enclosed proxy card as soon as possible in the enclosed postage prepaid envelope in order to ensure that your vote is counted. If you attend the meeting, you will, of course, have the right to vote your shares in person.

                      Very truly yours,

                      Robert J. Sullivan
                      Chairman of the Board

LABOR READY, INC.
1015 A Street
Tacoma, Washington 98402

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Wednesday, June 20, 2001

To the Shareholders:

    The annual meeting of the Shareholders of Labor Ready, Inc., a Washington corporation, will be held at the La Quinta Inn, 1425 East 27th Street, Tacoma, Washington, on Wednesday, June 20, 2001, at 10:00 a.m. (Pacific Daylight Time) for the following purposes:

  1.
  to elect the directors to serve until the next Annual Meeting of Shareholders, and until their respective successors are elected and qualified;

  2.
  to ratify the selection of Arthur Andersen LLP as Labor Ready, Inc.'s independent public auditors for the fiscal year ending December 31, 2001; and

  3.
  to transact such other business as may properly come before the meeting.

    Only shareholders of record at the close of business on April 23, 2001, will be entitled to notice of, and to vote at, the annual meeting and any adjournments thereof.

                      By Order of the Board of Directors

                      Ronald L. Junck
                      Secretary
                      Tacoma, Washington
                      April 27, 2001

YOUR VOTE IS IMPORTANT

    WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO DATE AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED AND ADDRESSED ENVELOPE IN ORDER THAT THE PRESENCE OF A QUORUM MAY BE ASSURED. THE GIVING OF SUCH PROXY DOES NOT AFFECT YOUR RIGHT TO REVOKE IT LATER OR VOTE YOUR SHARES IN PERSON IN THE EVENT THAT YOU SHOULD ATTEND THE MEETING.

LABOR READY, INC.
1015 A Street
Tacoma, Washington 98402

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS
Wednesday, June 20, 2001

    The Board of Directors of Labor Ready, Inc., a Washington corporation, is soliciting your proxy to vote your shares at the 2001 Annual Meeting of Shareholders of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, June 20, 2001, at the La Quinta Inn, 1425 East 27th Street, Tacoma, Washington, and at any adjournment thereof. This proxy statement contains the required information under the rules of the Securities and Exchange Commission and is designed to assist you in voting your shares.

    Revocation of Proxies.  If you execute a proxy, you will retain the right to revoke it at any time before it is voted. You may revoke or change your proxy before it is voted by: (i) sending a written revocation to the Corporate Secretary of the Company at 1015 A Street, Tacoma, Washington 98402; (ii) submitting a proxy with a later date; (iii) delivering a written request in person to return the executed proxy; or (iv) attending the annual meeting and voting at the annual meeting. Your right to revoke your proxy is not limited by or subject to compliance with a specified formal procedure, but you should give written notice to the Secretary of the Company at or before the annual meeting so that the number of shares represented by proxy can be recomputed.

    Voting of Proxies.  If you properly execute and return the enclosed proxy card, the individuals named on the proxy card (your proxies) will vote your shares in the manner you indicate. We urge you to specify your choices by marking the appropriate box on the enclosed proxy card; if you sign and return the proxy card without indicating your instructions, your shares will be voted FOR THE ELECTION OF DIRECTORS NOMINATED BY THE BOARD OF DIRECTORS AND FOR PROPOSAL 2, and with respect to any other business that may come before the meeting, as recommended by the Board of Directors. You may vote for, against, or abstain from voting on, any matter that may properly come before the meeting.

    Quorum.  A quorum is necessary to hold a valid meeting. If shareholders entitled to cast at least a majority of all the votes entitled to be cast at the annual meeting are present in person or by proxy, a quorum will exist. Shares represented by proxies containing an abstention as to any matter will be treated as shares that are present and entitled to vote for purposes of determining a quorum. Similarly, shares held by brokers or nominees for the accounts of others as to which voting instructions have not been given ("Broker Non-Votes") will be treated as shares that are present and entitled to vote for purposes of determining a quorum.

    Effect of Abstentions and Broker Non-Votes.  Election of directors requires the affirmative vote of a majority of the shares represented at the annual meeting. Abstentions and Broker Non-Votes will have no effect in the election of directors.

    Record Date.  Shareholders of record at the close of business on April 23, 2001 are entitled to vote at the annual meeting. On April 23, 2001, the Company had 40,551,721 shares of common stock outstanding. Each share of common stock entitles the holder thereof to one vote.

    Discretionary Authority.  If any nominee for director is unable to serve or for good cause will not serve, or if any matters not specified in this proxy statement come before the meeting, eligible shares will be voted as specified by the named proxies pursuant to discretionary authority granted in the proxy. At the time this proxy statement was printed, we were not aware of any other matters to be voted on.

    Solicitation of Proxies.  Proxies may be solicited by officers, directors and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services.

    Mailing and Forwarding of Proxy Materials.  On or about April 27, 2001, we mailed this proxy statement and the enclosed proxy card to shareholders. We will arrange with brokerage firms and other custodians, nominees and fiduciaries to forward proxy solicitation material to certain beneficial owners of the common stock and will reimburse such brokerage firms, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses that they incur as a result of forwarding the proxy materials.

    Executive Offices.  The principal executive office of the Company is 1015 A Street, Tacoma, Washington 98402. The phone number for the Company is (253) 383-9101.

PROPOSAL 1.  ELECTION OF DIRECTORS

    The Company's directors are elected each year at the annual meeting of shareholders to serve until they resign or are removed, or are otherwise disqualified to serve, or until their successors are elected and qualified. The Company's Board of Directors currently consists of eight directors. The Board of Directors has nominated the following persons for election as directors, all of whom are currently directors. The Board of Directors recommends a vote for each of the nominees. The nominees are as follows:

    Robert J. Sullivan has served as Chairman of the Board of the Company since July 2000 and as a Director since November 1994. Mr. Sullivan has an extensive career of over 35 years in financial management with Price Waterhouse & Co. and as a member of executive management with companies listed on NYSE and AMEX.

    Richard L. King has served as a Director since July 2000 and as Chief Executive Officer and President since May 2000. Prior to joining Labor Ready, Mr. King was Chief Operating Officer and President of Albertson's, Inc. from 1996 to June 1999. During his tenure at Albertson's, Mr. King had responsibility for a $16 billion operation, with more than 100,000 employees and nearly 1,000 stores.

    Richard W. Gasten has served as a Director of the Company since August 1996. Mr. Gasten also serves as a Director of Labour Ready Temporary Services, Ltd., the Company's Canadian subsidiary and was appointed as President of Labour Ready in September 2000. Mr. Gasten has over 25 years experience as a member of executive management with Western Capital Trust Company, Unity Bank of Canada and The Bank of Nova Scotia.

    Gates McKibbin has served as a Director of the Company since March 1, 2001. Since 1996, Ms. McKibbin has been self employed and developed a number of comprehensive leadership programs for large, nationally respected organizations. Prior to 1996 she was Vice President of Change Management for Bank of America.

    Thomas E. McChesney has served as a Director of the Company since July 1995. Since September 1996, Mr. McChesney has been associated with Blackwell Donaldson and Company, as Director of Investment Banking. Mr. McChesney is also a director of USOL Holdings Inc., a NASDAQ listed company, and Nations Express, Inc.

    George Northcroft has served as a Director of the Company since March 1, 2001. Since 1994, Mr. Northcroft has served as the Treasury Director for Nordstrom. He has over 25 years of financial management, consumer credit and marketing experience with Fortune 500 companies.

    Joseph P. Sambataro, Jr. has served as a Director of the Company since January 2000. Mr. Sambataro joined the Company in August 1997 as Executive Vice President, Treasurer, Chief Financial Officer and Assistant Secretary and performed these functions until retiring on March 31, 2001. Prior to joining the

Company, he served as the Managing Partner of the Seattle office of BDO Seidman, LLP, an accounting and consulting firm, from 1990 to 1997.

    Carl W. Schafer has served as a Director of the Company since September 1999. Mr. Schafer currently serves as President of The Atlantic Foundation. Prior to his work with The Atlantic Foundation, Mr. Schafer's experience includes Financial Vice President and Treasurer of Princeton University, chairman of the investment advisory committee for the Howard Hughes Medical Institute and principal of Rockefeller & Co., Inc. He also serves on various boards including the Paine Webber, Guardian Groups of mutual funds, Roadway Express, Inc. and Frontier Oil Corporation.

Indemnification of Directors

    The Washington Business Corporation Act (the "Washington Business Act") provides that a company may indemnify its directors and officers as to certain liabilities. The Company's Articles of Incorporation and Bylaws provide for the indemnification of its directors and officers to the fullest extent permitted by law. The effect of such provisions is to indemnify the directors and officers of the Company against all costs, expenses and liabilities incurred by them in connection with any action, suit or proceeding in which they are involved by reason of their affiliation with the Company, to the fullest extent permitted by law.

Meetings and Committees of the Board

    Board of Directors.  The Board of Directors met in regular session four times during fiscal year 2000.

    Compensation Committee.  The Board of Directors appointed a Compensation Committee to review and recommend executive compensation. The Compensation Committee, which currently consists of Messrs. McChesney, who chairs the committee, Sullivan and Schafer, met four times during fiscal year 2000.

    Audit Committee.  The Board of Directors appointed an Audit Committee currently consisting of Messrs. Schafer, who chairs the committee, McChesney and Sullivan to consider the adequacy of the internal controls and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent public accountants, subject to ratification by the shareholders at the annual meeting. The Audit Committee met four times during fiscal year 2000. The Board of Directors has adopted a charter governing the duties and responsibilities of the Audit Committee. A copy of the Audit Committee charter is included in this proxy statement as Appendix A.

Security Ownership of Certain Beneficial Owners and Management

    The following table sets forth certain information regarding the beneficial ownership of Common Stock of the Company as of December 31, 2000 for (i) each person known to the Company to own beneficially 5% or more of the Common Stock as of December 31, 2000, (ii) each director of the Company, (iii) each executive officer of the Company required to be identified as a named executive officer pursuant to Item 402 of Regulation S-K and (iv) all officers and directors of the Company as a group. Except as otherwise noted, the named beneficial owner has sole voting and investment power. As of December 31, 2000, the Company had no other classes of outstanding equity securities.

Name & Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership (Number of Shares)(1)	Percent of Class
Richard L. King	Common Stock	14,000	*
Ronald L. Junck(1)	Common Stock	538,099	1.3%
Joseph P. Sambataro, Jr(1)(2)	Common Stock	294,148	*
Todd A. Welstad(1)	Common Stock	224,811	*
Robert J. Sullivan(1)	Common Stock	146,915	*
Richard W. Gasten(1)	Common Stock	52,572	*
Thomas E. McChesney(1)	Common Stock	202,591	*
Carl W. Schafer(1)	Common Stock	4,000	*
Gates McKibbin(1)(9)	Common Stock	2,000	*
George Northcroft(1)(9)	Common Stock	2,000	*
Wanger Asset Management, L.P.(3)(6)	Common Stock	3,293,000	8.1%
Wallace R. Weitz & Company(4)(7)	Common Stock	5,266,700	12.9%
William C. and Gloria A. Newton(5)(8)	Common Stock	3,136,610	7.7%
All Officers and Directors as a Group (10 Individuals)(1)	Common Stock	1,481,136	3.6%

*
Less than 1%.

(1)
Beneficial ownership is calculated in accordance with Rule 13d-3(d)(1) of the Securities Exchange Act of 1934, as amended and includes shares of Common Stock issuable upon exercise of options, warrants, and other securities convertible into or exchangeable for Common Stock currently exercisable or exercisable within 60 days of December 31, 2000.

(2)
Mr. Sambataro resigned as the Chief Financial Officer on January 9, 2001 and as Executive Vice President on March 31, 2001.

(3)
The business address of Wanger Asset Management, L.P. is 227 West Monroe Street, Suite 3000, Chicago, IL 60606.

(4)
The business address of Wallace R. Weitz & Company is 1125 South 103rd Street, Suite 600, Omaha, NE 68124-6008.

(5)
The business address of Mr. and Mrs. Newton is 5300 North Prince Place, Jackson Hole, WY 83001-9260.

(6)
Shared voting power between Liberty Wanger Asset Management, L.P. ("WAM"), WAM Acquisition GP, Inc., the general partner of WAM and Liberty Acorn Trust.

(7)
Sole voting power.

(8)
Mr. and Mrs. Newton have shared voting power on 2,401,210 common shares. Mr. Newton has sole voting power on 735,100 common shares and Mrs. Newton has sole voting power on 300 common shares.

(9)
Concurrently with their election to the Board of Directors as of March 1, 2001, Ms. McKibbin and Mr. Northcroft were each granted vested options for 2,000 shares.

PROPOSAL 2.  RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

    Upon the recommendation of the Audit Committee, the Board of Directors has appointed Arthur Andersen LLP to serve as the independent auditors of the Company for the calendar year ending December 31, 2001. Representatives of Arthur Andersen will be present at the annual meeting to make a statement if they desire to do so and respond to appropriate questions by shareholders. The affirmative vote of a majority of the shares represented at the meeting is required for the ratification of the Board's selection of Arthur Andersen LLP as the Company's independent auditors for the calendar year ending December 31, 2001. The Board of Directors recommends a vote "FOR" the ratification of the selection of Arthur Andersen LLP as independent auditors of the Company.

EXECUTIVE OFFICERS

    The names, ages and positions of the non-director executive officers of the Company are listed below along with their business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company.

    Ronald L. Junck, 53, has served as Executive Vice President and General Counsel of the Company since February 1998. Mr. Junck has been Secretary since 1995 and was a Director from 1995 through 2000. From 1974 until 1998, Mr. Junck practiced law in Phoenix, Arizona, specializing in business law and commercial transactions, and serving as outside counsel for the Company from its inception in 1989 until he joined the Company as General Counsel.

    Steven C. Cooper, 38, has served as Executive Vice President and Chief Financial Officer since January 2001. Mr. Cooper served as the Company's Vice President of Finance since August 2000 and joined the Company in April 1999 as Corporate Controller. Prior to joining the Company, Mr. Cooper's most recent position was with Arthur Andersen as a Senior Manager from 1998 to 1999. From 1993 to 1998, Mr. Cooper held a Director position in the Finance Department of Albertson's. Previous to that he was a Senior Manager with Deloitte & Touche.

    Matthew J. Rodgers, 37, has served as Executive Vice President of Operations since February 2001. Mr. Rodgers joined Labor Ready in February of 1998 and has served as a District Manager, Area Director and Regional Vice President. Prior to joining the Company, Mr. Rodgers most recent position was with Cugino, Inc., a foodservice franchising company from 1996 to 1998. Prior to that, Mr. Rodgers obtained over 12 years of operations and management experience in various multi-brand franchise businesses.

    Todd A. Welstad, 32, has served as Chief Information Officer of the Company since August 1997. Mr. Welstad joined the Company in January 1994 in operations and worked as a Systems Analyst for Labor Ready. Prior to 1994, Mr. Welstad worked in Information Systems at Micro-Rel, a division of Medtronics.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation earned by each person who served as Chief Executive Officer and the next three most highly compensated executive officers of the Company during 2000.

SUMMARY COMPENSATION TABLE(1)

Long-term Compensation Awards
	Annual Compensation			All Other Compensation
Securities Underlying Options/ SARs(#)
				Matching 401(k) Contributions		Split Dollar Life Insurance
Name and Position	Year	Salary($)
Richard L. King Director, Chief Executive Officer and President	2000	290,608	500,000		$—		—
Glenn A. Welstad(2) Chairman of the Board, Chief Executive Officer and President	2000 1999 1998	259,161 519,231 497,380	— 30,000 45,000	$ $	— 2,500 2,500	$ $	166,000 166,000
Ronald L. Junck Executive Vice President, General Counsel and Secretary	2000 1999 1998	250,000 207,692 73,077	42,000 30,000 382,500		— — —		— — —
Joseph P. Sambataro, Jr.(3) Director, Executive Vice President and Chief Financial Officer	2000 1999 1998	250,000 207,692 192,692	12,000 30,000 45,000	$ $ $	2,625 2,500 1,731		— — —
Todd A. Welstad Chief Information Officer	2000 1999 1998	250,000 193,143 137,769	42,000 30,000 45,000	$ $ $	2,500 1,932 1,378		— — —

(1)
None of the named executives received compensation reportable under the Restricted Stock Awards or Long-Term Incentive Plan Payouts columns.

(2)
Effective June 30, 2000, Mr. Glenn Welstad resigned as Chairman of the Board and effective May 16, 2000, he resigned as Chief Executive Officer and President.

(3)
Mr. Sambataro resigned as the Chief Financial Officer on January 9, 2001 and as Executive Vice President on March 31, 2001.

Option Grants During 2000 Fiscal Year

    The following table provides information related to options granted to the named executive officers during 2000.

Option/SAR Grants in Last Fiscal Year
	Individual Grants					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(1)
% of total Options/SARs Granted to Employees in Fiscal Year
	Number of Securities Underlying Options/SARs Granted(2)			Exercise or Base Price ($/Sh)(3)
Expiration Date
Name						5%	10%
Richard L. King Director, Chief Executive Officer and President	350,000 150,000	18.2 7.8	% %	10.00 4.81	5/16/05 8/1/05	969,472 199,995	2,148,764 443,326
Glenn Welstad(4) Chairman of the Board, Chief Executive Officer and President	—	—		—	—	—	—
Ronald L. Junck Executive Vice President, General Counsel and Secretary	12,000 30,000	0.6 1.6	% %	8.25 3.94	3/1/05 10/24/05	27,393 32,690	60,637 72,379
Joseph P. Sambataro, Jr.(5) Director, Executive Vice President and Chief Financial Officer	12,000	0.6%		8.25	3/1/05	27,393	60,637
Todd A. Welstad Chief Information Officer	12,000 30,000	0.6 1.6	% %	8.25 3.94	3/1/05 10/24/05	27,393 32,690	60,637 72,379

(1)
The potential realizable value portion of the table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options. These numbers do not take into account certain provisions of the options providing for cancellation of the option following termination of employment.

(2)
Options to acquire shares of Common Stock. The options vest 25% annually over the next four years.

(3)
The option exercise price may be paid in shares of Common Stock owned by the executive officer, in cash, or in any other form of valid consideration or a combination of any of the foregoing, as determined by the Compensation Committee in its discretion.

(4)
Effective June 30, 2000, Mr. Glenn Welstad resigned as Chairman of the Board and effective May 16, 2000, he resigned as Chief Executive Officer and President.

(5)
Mr. Sambataro resigned as the Chief Financial Officer on January 9, 2001 and as Executive Vice President on March 31, 2001.

Option Exercises During 2000 and Year End Option Values

    The following table provides information related to options exercised by the named executive officers during 2000 and the number and value of options held at year-end. The Company does not have any outstanding stock appreciation rights ("SARs").

AGGREGATE OPTION/SAR EXERCISES IN 2000
AND YEAR END OPTION/SAR VALUE

			Number of Securities Underlying Unexercised Options/SARs at December 31, 2000(#)
					Value of Unexercised in-the-Money Options/SARs at December 31, 2000($)(1)
	Shares Acquired on Exercise(#)
		Value Realized($)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard L. King Director, Chief Executive Officer and President	—	—	—	500,000	$—	$—
Glenn Welstad(2) Chairman of the Board, Chief Executive Officer And President	—	—	—	—	$—	$—
Ronald L. Junck Executive Vice President, General Counsel and Secretary	—	$4,933	286,499	141,376	$—	$—
Joseph P. Sambataro, Jr.(3) Director, Executive Vice President and Chief Financial Officer	—	—	217,119	57,000	$—	$—
Todd A. Welstad Chief Information Officer	507	—	148,503	85,255	$21,847	$—

(1)
The closing price for the Company's common stock as reported by the New York Stock Exchange on December 29, 2000, was $3.31.

(2)
Effective June 30, 2000, Mr. Glenn Welstad resigned as Chairman of the Board and effective May 16, 2000, he resigned as Chief Executive Officer and President.

(3)
Mr. Sambataro resigned as the Chief Financial Officer on January 9, 2001 and as Executive Vice President on March 31, 2001.

Compensation of Directors

    The Chairman of the Board of Directors, if not an employee of the Company, receives an annual retainer of $50,000. Each non-employee director, other than the Chairman, receives an annual retainer of $20,000. The outside directors also receive $1,000 for attending each regular or special Board of Directors meeting and $500 for attending each assigned committee meeting. The Board of Directors met four times in regular session in fiscal year 2000. The 1996 Stock Option and Incentive Plan provides for the annual grant to directors of the Company of a nonqualified option for 2,000 shares on the first business day of each January, vesting after 6 months of service as a director, and exercisable at the fair market value of the Company's common stock. In addition, the Board of Directors may grant a nonqualified option to a director upon his or her initial election or appointment to the Board of Directors.

Compensation Committee Report on Executive Compensation*

    The Company's executive compensation is determined by a Compensation Committee comprised of three members of the Board of Directors, Messrs. McChesney, Sullivan and Schafer. The philosophy of the Company's executive compensation program is that compensation of executive officers should be directly and materially linked both to the operating performance of the Company and to the interests of shareholders.

    Annual cash compensation, together with stock options, is designed to attract and retain qualified executives and to ensure that such executives have a continuing stake in the long term success of the Company. The Board of Directors approved guidelines for annual grants of stock options to management and administrative personnel. Under the plan as approved, each of the executive officers of the Company receives a grant of options each year, subject to approval by the Compensation Committee.

    With respect to other executive officers, the Compensation Committee sets salary based on recommendations of the CEO, unless the officer's salary is established by written contract. With respect to officers that have recently joined the Company, the recommendations are based on the CEO's negotiations with the officer as necessary to attract such persons to become officers of the Company. The Compensation Committee reviews the salaries for officers with comparable duties of companies of comparable revenue size in the Pacific Northwest. Annual salary increases are typically modest, except to reflect changes in responsibilities.

Members of the Compensation Committee

Thomas E. McChesney, Chair
Robert J. Sullivan
Carl W. Schafer

Audit Committee Report

    The Audit Committee is comprised of three members of the Board of Directors, Messrs. Schafer, Sullivan and McChesney.

    The Audit Committee has reviewed and discussed with management the Company's audited financial statements as of and for the year ended December 31, 2000. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board, and has discussed with the independent accountants the independent accountants' independence.

    During fiscal year 2000, the Company retained its principal auditor, Arthur Andersen, to provide services in the following categories and amounts:

Audit Fees and Quarterly Reviews	$182,000
Financial Information Systems Design and Implementation Fees	$-0-
All Other Fees	$325,000

*
The report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under either the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (together, the "Acts"), except to the extent that the Company specifically incorporates such report by reference; and further, such report shall not otherwise be deemed filed under the Acts.

Substantially all of the fees included in "All Other Fees" relate to services traditionally provided by auditors, such as audit of employee benefit plans, consultation on tax and accounting matters and due diligence reviews.

    The Audit Committee has considered whether the provision of non-audit services by the Company's principal auditor is compatible with maintaining auditor independence and has concluded that such services are compatible with maintaining independence of the auditors. Based on the reviews and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the financial statements referred to above be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Carl W. Schafer, Chair
Robert J. Sullivan
Thomas E. McChesney

Employment Agreements

    In May 2000, the Company entered into an employment agreement with Richard King, the Company's Chief Executive Officer and President, which provides for annual compensation of $475,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Compensation Committee. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. King's performance and the overall performance of the Company. The agreement provides Mr. King with options to purchase 350,000 shares of the Company's common stock at its fair market value of $10.00 at date of grant. Under this agreement, 62,500 options vest annually through May 2004 and the remaining 100,000 shares vest in November of 2004. The agreement expires in 2005.

    In February 1998, the Company entered into an employment agreement with Ronald L. Junck, the Company's Executive Vice President, General Counsel and Secretary, which provides for initial annual compensation of $200,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Junck's performance and the overall performance of the Company. The agreement provides Mr. Junck with options to purchase 337,500 shares of the Company's common stock at its fair market value of $9.22 at date of grant. Under this agreement, 42,188 options vest semi-annually to 2001. The agreement expires in 2002.

    In August 1997, the Company entered into an employment agreement with Joseph P. Sambataro, Jr., the Company's Executive Vice President, Chief Financial Officer, Treasurer and Assistant Secretary, which provided for initial annual compensation of $162,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provided for a bonus, as determined by the Compensation Committee, based on Mr. Sambataro's performance and the overall performance of the Company. The agreement provided Mr. Sambataro with options to purchase 405,000 shares of the Company's common stock at its fair market value of $3.70 at date of grant. Under this agreement, 101,250 of the options vested on the date of grant and 50,625 options vested semi-annually to 2000. The agreement expired March 31, 2001 with Mr. Sambataro's retirement. Mr. Sambataro resigned as the Chief Financial Officer on January 9, 2001 and as Executive Vice President on March 31, 2001.

    In January 2001, the Company entered into an employment agreement with Steven C. Cooper, the Company's Executive Vice President and Chief Financial Officer, which provides for initial annual compensation of $220,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Cooper's performance and the overall performance of the Company. The agreement provides Mr. Cooper with options to purchase 250,000 shares of the Company's common stock at its fair market value of $3.25 at date of grant. Under this agreement, 37,500 options vest annually through January 2005 and the remaining 100,000 options vest in July 2005. The agreement expires January 8, 2006.

    In February 2001, the Company entered into an employment agreement with Matthew J. Rodgers, the Company's Executive Vice President of Operations, which provides for initial annual compensation of $300,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Rodger's performance and the overall performance of the Company. The agreement provides Mr. Rodgers with options to purchase 300,000 shares of the Company's common stock at its fair market value of $3.80 at date of grant. Under this agreement, 50,000 options vest annually through February 2005 and the remaining 100,000 options vest in August 2005. The agreement expires February 21, 2006.

    In April 2001, the Company entered into an employment agreement with Ronald H. Sage, the Company's Senior Vice President of National Sales, which provides for initial annual compensation of $175,000, subject to annual increases on the anniversary date of the agreement at the discretion of the Board of Directors. In addition, the employment agreement provides for a bonus, as determined by the Compensation Committee, based on Mr. Sage's performance and the overall performance of the Company. The agreement provides Mr. Sage with options to purchase 150,000 shares of the Company's common stock at its fair market value of $3.40 at date of grant. Under this agreement, 25,000 options vest annually through April 2005 and the remaining 50,000 options vest in October 2005. The agreement expires April 8, 2006.

Performance Graph

    The following graph depicts the Company's stock price performance from December 29, 1995 through December 29, 2000, relative to the performance of the Dow Jones Composite, and a peer group of companies in the temporary labor industry. All indices shown in the graph have been reset to a base of 100 as of December 29, 1995, and assume an investment of $100 on that date and the reinvestment of dividends, if any, paid since that date. The lines represent calendar year end index levels; if the Company's calendar year ended on a Sunday, the preceding trading day was used.

Total Return Analysis	12/29/95	12/31/96	12/31/97	12/31/98	12/31/99	12/29/00
Labor Ready, Inc.	$100	$127	$271	$416	$384	$105
Peer Group*	$100	$113	$125	$111	$147	$131
Dow Jones Composite	$100	$122	$160	$179	$204	$210

*  Peer group includes Kelly Services, Inc., Manpower, Inc., Remedytemp, Inc., Spherion Corp. and Adecco SA.

Source: Carl Thompson Associates www.ctaonline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

Section 16(a) Beneficial Ownership Reporting Compliance

    Section 16(a) of the Securities and Exchange Act of 1934, as amended, requires the Company's officers and directors and certain other persons to file timely certain reports regarding ownership of, and transactions in, the Company's securities with the Securities and Exchange Commission. Copies of the required filings must also be furnished to the Company. Based solely on its review of such forms received by it or representations from certain reporting persons, the Company believes that during 2000 all applicable Section 16(a) filing requirements were met.

PROPOSALS OF SHAREHOLDERS

    The Company anticipates that the 2002 Annual Meeting will be held no later than June 2002. Accordingly, a shareholder proposal to be presented at the Company's 2002 Annual Meeting of Shareholders and included in the Company's proxy statement relating to such meeting must be received by the Company at its executive offices at 1015 A Street, Tacoma, Washington 98402, no later than December 29, 2001. Please send the proposal to the attention of the Company's Corporate Secretary.

OTHER BUSINESS

    We do not intend to bring any other business before the meeting, and so far as we know, no matters are to be brought before the meeting except as specified in the notice of the meeting. However, as to any other business which may properly come before the meeting, it is intended that proxies, in the form enclosed, will be voted in respect thereof, in accordance with the judgment of the persons voting such proxies.

FORM 10-K REPORT AVAILABLE

    A copy of the Company's annual report on Form 10-K, as filed with the Securities and Exchange Commission, will be furnished without charge to shareholders upon request to Chief Financial Officer, Labor Ready, Inc., 1015 A Street, Tacoma, Washington 98402; telephone: (253) 383-9101.

                      LABOR READY, INC.
                      By Order of the Board of Directors

                      Ronald L. Junck
                      Secretary
                      Tacoma, Washington
                      April 27, 2001

Appendix A

CHARTER OF THE AUDIT COMMITTEE

LABOR READY, INC.

Statement of Policy

    The primary function of the Audit Committee is to assist the Board of Directors in its oversight of the integrity of financial information provided to shareholders and others, its review of the adequacy of the system of internal controls established by the Company and its monitoring of the audit process. In performing these functions, the Audit Committee shall review the Company's financial reporting process and internal controls, review and appraise the audit efforts of the Company's independent auditors and provide open means of communication between the directors, the independent auditors and the financial and senior management of the Company.

Composition

    The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise.

    The members of the Committee shall be elected by the Board at the annual meeting of the Board and shall serve until their successors shall be duly elected and qualified. Unless a Chairman is elected by the full Board, the members of the Committee may designate a Chairman by majority vote of the full Committee membership.

Meetings

    The Committee shall meet at least two times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

Responsibilities

    In carrying out its responsibilities, the Audit Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to properly enable the Audit Committee to successfully accomplish its stated functions.

    In carrying out these responsibilities, the Audit Committee will:

  •
  Meet with the independent auditors and financial management of the corporation to review the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit, including any comments or recommendations of the independent auditors.

  •
  Review with the independent auditors and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the corporation, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of such internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

  •
  Discuss with the independent auditors at least annually the acceptability and the quality of the accounting principles applied in the Company's financial reporting process.

  •
  Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. Any changes in accounting principles should be reviewed.

  •
  Provide for inclusion in the annual proxy statement a report of the Audit Committee's findings resulting from its financial reporting oversight responsibilities.

  •
  Provide sufficient opportunity for the independent auditors to meet with the members of the Audit Committee without members of management present. Among the items to be discussed in these meetings are the independent auditors' evaluation of the corporation's financial, accounting, and auditing personnel, and the cooperation that the independent auditors received during the course of the audit.

  •
  When applicable, either the Audit Committee or the Chairman shall discuss with the independent auditors the impact of any significant events, transactions and changes in accounting estimates considered by the independent auditors in performing its quarterly reviews.

  •
  Review accounting and financial human resources and succession planning within the Company.

  •
  Submit the minutes of all meetings of the Audit Committee to, or discuss the matters discussed at each committee meeting with, the Board of Directors.

  •
  Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if, in its judgment, that is appropriate.

  •
  Review and update this Charter annually.

  •
  Perform such other functions as assigned by law, the Company's charter or bylaws, or the Board of Directors.

Relation with the Independent Auditors

    The independent auditors are ultimately responsible to the Audit Committee and the Board of Directors. Accordingly the Audit Committee has the following responsibilities in connection with such relationship:

  •
  Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the corporation and its divisions and subsidiaries, approve the compensation of the independent auditors and review and approve the discharge of the independent auditors if such action becomes necessary.

  •
  Assess on an annual basis the independence of the independent auditors, and in doing so, obtain from the independent auditors a written statement regarding relationships and services which may affect objectivity and independence.

  •
  Engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and recommend that the Board of Directors take appropriate action in response to the independent auditors' report to satisfy itself of the independent auditors' independence.

APPROVED AND ADOPTED BY THE AUDIT COMMITTEE ON JUNE 5, 2000.

APPROVED AND ADOPTED BY THE BOARD OF DIRECTORS ON JUNE 6, 2000.

PROXY
LABOR READY, INC.
FOR ANNUAL MEETING OF THE SHAREHOLDERS
This Proxy is Solicited on Behalf of The Board of Directors

    The undersigned hereby appoints Robert J. Sullivan and Ronald L. Junck (collectively, the "Proxies"), and each of them, with full power of substitution, as proxies to vote the shares which the undersigned is entitled to vote at the annual meeting of the Company to be held at 10:00 a.m. (Pacific Daylight Time) on Wednesday, June 20, 2001, at the La Quinta Inn, 1425 East 27th Street, Tacoma, Washington, and at any adjournment thereof.

1.	Election of Directors:
	/ / FOR all nominees listed below (except as marked to the contrary below)	/ / WITHHOLD AUTHORITY to vote for all nominees listed below
	Robert J. Sullivan Gates McKibbin	Richard L. King George E. Northcroft	Richard W. Gasten Joseph P. Sambataro, Jr.	Thomas E. McChesney Carl W. Schafer
INSTRUCTION: To withhold authority to vote for an individual nominee or nominees, write the person's name on the line below.

2.	Proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the calendar year ending December 31, 2001.
/ / FOR / / AGAINST / / ABSTAIN
3.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

    This proxy when properly signed will be voted and will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTORS AND FOR PROPOSAL 2.

Dated:	, 2001

Signature
Signature, if held jointly

When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

IMPORTANT — PLEASE SIGN AND RETURN PROMPTLY.

QuickLinks

EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
PROPOSALS OF SHAREHOLDERS
OTHER BUSINESS
FORM 10-K REPORT AVAILABLE
Appendix A
CHARTER OF THE AUDIT COMMITTEE